UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2008

PANACOS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-24241	11-3238476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

134 Coolidge Avenue

Watertown, Massachusetts 02472

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (617) 926-1551

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

(a) Panacos Pharmaceuticals, Inc. (“Panacos” or the “Company”) was notified by the Nasdaq Stock Market (the “NASDAQ”) on January 28, 2008, that for the 30 consecutive business days preceding the date of the letter, the bid price of the Company’s common stock had closed below the $1.00 per share minimum bid price required for continued inclusion on the NASDAQ Global Market pursuant to NASDAQ Marketplace Rule 4450(a)(5).

In accordance with NASDAQ Marketplace Rule 4450(e)(2), Panacos has 180 calendar days from the date of the NASDAQ letter, or until July 28, 2008, to regain compliance with the minimum bid price rule. Compliance may be regained if the bid price of the Company’s common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, which period may extended to generally no more than 20 consecutive business days in NASDAQ’s discretion.

The Company is currently exploring all options available to it to address this listing issue. The Company’s press release dated January 30, 2008 with respect to the notification from NASDAQ described above is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

(b) - (d) Not applicable.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits:

99.1	Press release of Panacos Pharmaceuticals, Inc. announcing a notice from the Nasdaq Stock Market, dated as of January 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANACOS PHARMACEUTICALS, INC.

Dated: January 30, 2008	By:	/s/ Alan W. Dunton
Alan W. Dunton, M.D. President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of Panacos Pharmaceuticals, Inc. announcing a notice from the Nasdaq Stock Market, dated as of January 30, 2008.